Exhibit 23.2

CONSENT OF ERNST & YOUNG, LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements on Form S-3 and related prospectuses (Registration Nos. 333-91548, 333-64732, 333-60076) and on Form S-8 (Registration Nos. 333-91544, 333-64166, 333-90489, and 333-42803) of VCampus Corporation of our report dated March 14, 2003 (except for Note 17 at to which the date was March 28, 2003) with respect to the 2001 and 2002 financial statements and schedule of VCampus Corporation included in this Annual Report (Form 10-K).

McLean, Virginia

March 29, 2004